Exhibit 99.1

1 st Quarter 2017 Webinar Series

First Quarter 2017 Investor Presentation Platform Advisor To Investment Programs

3 Important Information Risk Factors For a discussion of the risks which should be considered in connection with our company, see the section entitled “Risk Factors” in our most recent Annual Report on Form 10 - K filed with the SEC on March 9 , 2017 . Forward - Looking Statements This presentation may contain forward - looking statements . You can identify forward - looking statements by the use of forward - looking terminology such as “believes,” “expects,” “may,” “will,” “would,” “could,” “should,” “seeks,” “intends,” “plans,” “projects,” “estimates,” “anticipates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases . Please review the end of this presentation and our Annual Report on Form 10 - K and Quarterly Report on Form 10 - Q for a more complete list of risk factors and discussion of forward - looking statements .

4 American Realty Capital Healthcare Trust III, Inc. (including, as required by context, American Realty Capital Healthcare III Operating Partnership, L.P. and its subsidiaries, the “Company” or “ARC HT III”) is a real estate investment trust focusing primarily on owning and operating healthcare - related assets including medical office buildings, seniors housing and other healthcare - related facilities. ARC Healthcare Trust III, Inc.

Our primary investment objectives are: • Preserve and protect capital; • Provide attractive and stable cash distributions; and • Increase the value of assets in order to generate capital appreciation. We announced on April 29, 2016 that our board of directors has established a special committee (the “Special Committee”) comprised entirely of independent directors to evaluate various options in connection with a strategic review (the “Strategic Review”) to identify, examine, and consider a range of strategic alternatives available to the Company with the objective of maximizing shareholder value. The Special Committee has engaged financial advisors and the board of directors has special legal counsel in connection with the Strategic Review. The board of directors has not made a decision to enter into any transaction at this time, and there are no assurances that the Strategic Review will result in any transaction. All investors are reminded the target holding period of this offering is three to six years from the close of the initial offering. 5 Investment Objectives

6 Portfolio Snapshot as of March 31, 2017 1 Revenues for our triple - net leased healthcare facility generally consist of fixed rental amounts (subject to annual contractual escalations) received from our tenant in accordance with the applicable lease terms and do not vary based on the underlying operating performance of the property. As of March 31, 2017, t he property leased to our seniors housing - triple net leased tenant had operating occupancy of approximately 93.9%. While operating occupancy rates may affect the profitability of our te nant’s operations, they do not have a direct impact on our revenues or financial results. Operating occupancy statistics for our triple - net leased healthcare facility are compiled thro ugh reports from our tenant and have not been independently validated by us. PROPERTIES Medical Office Buildings 17 Seniors Housing – Operating 1 Seniors Housing – NNN 1 19 Properties $129.9 Million Invested 467,932 Rentable Square Feet MOB Senior s Housing – Operating Senior s Housing – NNN Percentage Leased 1 97.1% 91.7% 100.0% Weighted Average Remaining Lease Term 5.7 Years N/A 13.4 Years

7 Leverage is currently well below the target leverage as set forth in the investment guidelines as described in our Quarterly Report on Form 10 - Q, filed on May 11, 2017. 7 American Realty Capital Healthcare Trust III, Inc. Balance Sheet Metrics – March 31, 2017 (all in $000s) Total Real Estate Investments, at Cost $129,877 Less: Accumulated Depreciation and Amortization (9,538) Total Real Estate Investments, Net 120,339 Cash 14,869 Other Assets 1,747 Total Assets $136,955 Debt Outstanding: Mortgage Note Payable (1) $4,972 Other Liabilities 5,284 Total Liabilities 10,256 Total Equity 126,699 Total Liabilities and Equity $136,955 Total Secured Debt / Total Assets 3.6% (1) Mortgage Note Payable reflects the gross payable balance; excludes $0.1 million of net deferred financing costs and $0.1 million of net mortgage premium. Financial Overview

8 Key Initiatives • Actively manage assets to optimize profitability : The portfolio continues to perform well and consistent with our underwriting of the properties and budgets . • Continue to evaluate liquidity options : On April 29 , 2016 , the Special Committee to the independent directors engaged SunTrust Robinson Humphrey, Inc . as its independent financial advisor and retained Shapiro Sher Guinot and Sandler, P . A . as special independent legal counsel in connection with the Strategic Review . • As a result of recent discussions pursuant to the Strategic Review, the Company temporarily suspended its distribution reinvestment plan (“DRIP”) for two monthly investment periods .

Investing in Healthcare: Why Now? Rising Demand Due to Aging Demographics Affordable Care Act Increased Access to Healthcare; Rise in Demand Significant Growth in Healthcare Industry & Employment Deeply Fragmented Industry [1] “National Health Expenditure Projections 2016 - 2025. Table 2: National Health Expenditure Amounts and Annual Percent Change by Type of Expenditure: Calendar Years 2009 - 2025. Centers for Medicare & Medicaid Services, Office of the Actuary. Healthcare is a $3.4 trillion industry projected to grow to over $5.5 trillion by 2025¹

Experienced Management



W. Todd Jensen | Interim Chief Executive Officer and President

Mr. Jensen currently serves as Interim Chief Executive Officer and President of the Company. He is also Chief Investment Officer of our advisor, Healthcare Trust Advisors, LLC (the "Advisor"). He has over 25 years of executive experience in healthcare real estate and has acquired, developed, financed, leased or managed more than $5 billion of healthcare property. He earned an MBA in Finance from the Wharton Graduate School of the University of Pennsylvania and a B.A. from Kalamazoo College.



Katie P. Kurtz | Chief Financial Officer, Secretary and Treasurer

Ms. Kurtz currently serves as the Chief Financial Officer, Treasurer and Secretary of the Company. Ms. Kurtz is also Senior Vice President, Finance for AR Global Investments, LLC ("AR Global"), the parent of the Company's sponsor. She is a certified public accountant in New York State, holds a B.S. in Accountancy and a B.A. in German from Wake Forest University and a Master of Science in Accountancy from Wake Forest University.



Janet Pirrello | Senior Vice President, Asset Management

Ms. Pirrello currently serves as Senior Vice President with a primary focus on asset management of the seniors housing portfolio. Ms. Pirrello brings to the Company over 25 years of real estate experience, with a particular emphasis on seniors housing properties. Recent positions held include Managing Director of Blue Moon Capital Partners LLC, a strategic capital source to seniors housing operating partners, and Senior Vice President for Bay North Capital. She holds a B.S from Bentley University.



Sean Leahy | Vice President, Asset Management

Mr. Leahy currently serves as Vice President with a focus on asset management of the medical office portfolio. Mr. Leahy served as a member of the management team of American Realty Capital Healthcare Trust, Inc., which was sold to Ventas, Inc. (NYSE: VTR) in January 2015. Prior to joining AR Global, Mr. Leahy was a Regional Vice President of Asset Management for Healthcare Trust of America, Inc. and Director of Portfolio Management and Director of Real Estate for Cole Real Estate Investments.

10

11 Consistent Distributions Since inception through March 31, 2017, ARC HT III has paid out $3.19 per share of regular distributions in cash and pursuant to the DRIP . $3.19 per share (cumulative) (1) (1) Totals as of each period presented represent cumulative distributions per share paid to stockholders of record who have held sha res since March 15, 2015, the date when our distributions began to accrue. On January 29, 2015, our board of directors authorized, and we declared, distributions of $1.5 6 p er annum, per share of common stock. A substantial portion of the distributions paid in cash has exceeded the cash flow and has been paid out of available cash on hand; includi ng any remaining proceeds from the IPO. $- $0.50 $1.00 $1.50 $2.00 $2.50 $3.00 $3.50

12 Share Repurchase Plan On January 13, 2017, as permitted under the Share Repurchase Plan (“SRP”), the Company's board of directors authorized, with respect to repurchase requests received during the year ended December 31, 2016, the repurchase of shares validly submitted for repurchase in an amount equal to 2.5% of the weighted - average number of shares of common stock outstanding during the fiscal year ended December 31, 2015, representing less than all the shares validly submitted for repurchase during the year ended December 31, 2016. Accordingly, 0.1 million shares (including all shares submitted for death and disability) were approved for repurchase and subsequently repurchased for $1.9 million in February 2017. For calendar year 2017 and going forward, repurchases of shares of the Company's common stock, when requested, are generally made semiannually (each six - month period ending June 30 or December 31, a “fiscal semester”). Repurchases for any Fiscal Semester are limited to a maximum of 2.5% of the weighted average number of shares of common stock outstanding during the previous fiscal year (the "Prior Year Outstanding Shares"), with a maximum for any fiscal year of 5.0% of the Prior Year Outstanding Shares. In addition, the Company is only authorized to repurchase shares in a given fiscal semester up to the amount of proceeds received from its DRIP in that same fiscal semester. The Company’s SRP and any share repurchases are subject to the sole discretion of the board of directors.

13 Risk Factors Our potential risks and uncertainties are presented in the section titled “Item 1A. Risk Factors” disclosed in our Annual Rep ort on Form 10 - K for the year ended December 31, 2016 and updated in our Quarterly Reports on Form 10 - Q from time to time. The following are some of the risks and uncertainties, although not all risks and uncertainties, that could cause our actual results to differ materially from those presented in our forward - looking statements: • We previously announced that our board of directors has established the Special Committee to identify, examine and consider a range of strategic alternatives available to the Company with the objective of maximizing shareholder value. Pursuant to this process, we are engaging in discussion with respect to a potential transaction. Our board of directors has not made a decisio n t o enter into any transaction at this time, and there can be no assurance that the discussions and evaluation will result in a d efi nitive agreement or that any such transaction would be approved by our stockholders. • On April 28, 2017, in connection with discussions pursuant to the Strategic Review, we temporarily suspended our DRIP for two monthly investment periods, which will reduce the amount of capital we have available to invest. • All of our executive officers and directors are also officers, managers or holders of a direct or indirect controlling intere st in our Advisor and other entities affiliated with AR Global, the parent of our Sponsor. As a result, our executive officers and dire cto rs, our Advisor and its affiliates face conflicts of interest, including significant conflicts created by our Advisor's compensat ion arrangements with us and other investment programs advised by affiliates of AR Global and conflicts in allocating time among these investment programs and us. These conflicts could result in unanticipated actions that adversely affect us. • Because investment opportunities that are suitable for us may also be suitable for other investment programs advised by affil iat es of AR Global, our Advisor and its affiliates face conflicts of interest relating to the purchase of properties and other inve stm ents and such conflicts may not be resolved in our favor, meaning that we could invest in less attractive assets, which could redu ce the investment return to our stockholders. • No public market currently exists, or may ever exist, for shares of our common stock which are, and may continue to be, illiq uid . • We focus on acquiring a diversified portfolio of healthcare - related assets located in the United States and are subject to risks inherent in concentrating investments in the healthcare industry. We had $16.4 million of cash on hand as of December 31, 201 6. While we may use a portion of cash on hand to consummate additional acquisitions, we generally expect to use cash on hand to fund distributions or for working capital needs. • Our initial public offering raised significantly less capital than expected and we may not be able to access capital to fund our needs. As a result, we will be unable to achieve certain of our investment objectives, such as the anticipated size and diversification of our portfolio, without accessing other sources of capital.

14 Risk Factors (Continued) • The healthcare industry is heavily regulated, and new laws or regulations, changes to existing laws or regulations, loss of licensure or failure to obtain licensure could result in the inability of tenants to make lease payments to us. • We are depending on our Advisor to conduct our operations. Adverse changes in the financial condition of our Advisor or our relationship with our Advisor could adversely affect us. • We may be unable to pay or maintain cash distributions or increase distributions over time. • We are permitted to pay distributions from unlimited amounts of any source. We have used, and may continue to use, net proceeds from our IPO, which has lapsed in accordance with its terms, and may borrow to fund distributions until we have sufficient cash flows from operations. There are no established limits on the amount of net proceeds and borrowings that we m ay use to fund distribution payments, except for those imposed by our organizational documents or Maryland law. • We are obligated to pay fees, which may be substantial, to our Advisor and its affiliates. • Our revenue is dependent upon the success and economic viability of our tenants. • Increases in interest rates could increase the amount of our debt payments. • We are subject to risks associated with any dislocations or liquidity disruptions that may exist or occur in the credit marke ts of the United States from time to time. • We may fail to continue to qualify to be treated as a real estate investment trust for U.S. federal income tax purposes, whic h would result in higher taxes. • We may be deemed to be an investment company under the Investment Company Act of 1940, as amended, and thus subject to regulation under the Investment Company Act. • Commencing on the net asset value pricing date, the offering price of shares sold pursuant to our distribution reinvestment p lan and the repurchase price for our shares under our SRP will be based on our estimated per - share net asset value, which may not represent what a stockholder may receive on a sale of the shares, what they may receive upon a liquidation of our assets and distribution of the net proceeds or what a third party may pay to acquire the Company.

15 ▪ For account information, including balances and the status of submitted paperwork, please call us at (866) 902 - 0063 ▪ Financial Advisors may view client accounts, statements and tax forms at www.dstvision.com ▪ Shareholders may access their accounts at www.ar - global.com www.TheHealthcareREIT3.com